Exhibit 99.1
                       LTX Announces First Quarter Results


    WESTWOOD, Mass.--(BUSINESS WIRE)--Nov. 17, 2005--LTX Corporation (NASDAQ: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its first quarter ended October 31, 2005. The results were at the high-end with the Company's guidance provided on August 25, 2005.
    Sales for the quarter were $44,951,000, up 15% from prior quarter sales of $38,928,000. Net loss for the quarter was $(8,383,000), or $(0.14) per share on a GAAP basis, which included restructuring and other charges totaling $4,227,000, or $(0.07) per share, compared to a net loss for the 2005 fourth fiscal quarter of $(6,214,000), or $(0.10) per share on a GAAP basis. Sales were $43,033,000 for the first quarter of fiscal year 2005 and net loss was $(61,673,000), or $(1.01) per share on a GAAP basis. Incoming orders for the first quarter of fiscal 2006 were $46.6 million, up 18% from the prior quarter.
    Dave Tacelli, chief executive officer and president, commented, "The increase in orders indicates the underlying strength and business momentum in our target markets. The market in general, and wireless/RF devices in particular, are moving in a positive direction and we are seeing a bias towards accelerated deliveries to meet this increasing demand."

    SECOND QUARTER FISCAL 2006 OUTLOOK

    Revenue is expected to be in the range of $46 million to $48 million, with gross margin of approximately 47%. Earnings per share is projected to be in the range of $0.00 to $0.02, assuming 62 million fully diluted shares, and a 0% tax rate. We expect to incur a charge in fiscal Q2 related to our UK office downsizing, which is not included in this guidance.
    The Company will conduct a conference call today, November 17, 2005, at 4:30 PM EST to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through December 15, 2005 via telephone by dialing 888.286.8010; passcode 28337246 or by visiting our web site at www.ltx.com.
    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    ABOUT LTX

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.
    LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation.

    All other trademarks are the property of their respective owners.



                            LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                              (Unaudited)
                            (In thousands)
                                                 October 31, July 31,
                                                        2005     2005
                                                   -------------------
ASSETS
Current assets:
Cash and Cash equivalents                            $43,789  $55,269
Marketable Securities                                133,489  122,205
Accounts receivable - trade                           18,804   19,776
Accounts receivable - other                            4,433    5,497
Inventories                                           39,926   41,181
Prepaid Expense                                        5,602    4,942

                                                   -------------------

Total current assets                                 246,043  248,870

Property and equipment, net                           45,123   47,135
Goodwill and other intangible assets                  15,987   16,162
Other assets                                           4,033    4,225
                                                   -------------------

                                                    $311,186 $316,392
                                                   -------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                    $63,472     $606
Accounts payable                                      30,039   27,934
Deferred revenues and customer advances                2,567    2,712
Deferred gain on leased equipment                      2,070    2,215
Other accrued expenses                                33,415   32,390
                                                   -------------------

Total current liabilities                            131,563   65,857
                                                   -------------------


Long-term debt, less current portion                  84,820  147,687
Stockholders' equity                                  94,803  102,848
                                                   -------------------

                                                    $311,186 $316,392
                                                   -------------------


                            LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

                              (Unaudited)
            (In thousands, except earnings per share data)

                                                     Three Months
                                                        Ended
                                                     October 31,
                                                ----------------------
                                                        2005     2004
                                                     -----------------

Net sales                                            $44,951  $43,033

Cost of sales (includes stock-based compensation
 expense under SFAS 123 (R) of $43 for Q1 FY06; $0
 for Q1 FY05)                                         26,257   28,234

Inventory related provision                               -    47,457
                                                     -----------------

   Gross Margin                                       18,694  (32,658)

Engineering and product development expenses
 (includes stock-based compensation expense under
 SFAS 123 (R) of $231 for Q1 FY06; $0 for Q1 FY05)    15,166   17,640


Selling, general and administrative expenses
 (includes stock-based compensation expense under
 SFAS 123 (R) of $430 for Q1 FY06; $0 for Q1 FY05)     7,071    7,879

Reorganization costs                                   4,227    3,115
                                                     -----------------

   Loss from operations                               (7,770) (61,292)

Interest income (expense), net                          (613)    (381)
                                                     -----------------

Net loss                                             $(8,383)$(61,673)
                                                     =================


Net loss per share
Basic                                                 $(0.14)  $(1.01)
Diluted                                               $(0.14)  $(1.01)


Weighted average shares:
Basic                                                 61,535   60,987
Diluted                                               61,535   60,987




    CONTACT: Mark Gallenberger, LTX Corporation
             Tel. 781.467.5417
             Email mark_gallenberger@ltx.com
             www.ltx.com